Exhibit 4.17

PARTIAL RELEASE

BY OBLIGEE OF RECORD

STATE OF TEXAS

COUNTY OF HARRIS

BE IT KNOWN, that on this             day of November, 2010, but effective as of November 23, 2010,

BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for the County and State aforesaid, and in the presence of the undersigned competent witnesses

PERSONALLY CAME AND APPEARED:

W&T OFFSHORE, INC., a Texas corporation, with offices at Nine Greenway Plaza, Suite 300, Houston, Texas represented herein by its undersigned duly authorized officer (“Appearer”),

who, after being first duly sworn, declared:

Appearer is the obligee of record of that certain Mortgage, Deed of Trust, Collateral Assignment and Security Agreement dated as of October 29, 2009 (the “Mortgage”) executed by Black Elk Energy Offshore Operations LLC (“BEEOO”), which Mortgage is recorded as set forth on Exhibit A hereto.

The obligations secured by the Mortgage have not been paraphed for identification with the Mortgage. The obligations secured by the Mortgage remain outstanding, but Appearer has agreed to grant a partial release of the Mortgage insofar but only insofar as the Mortgage encumbers or otherwise affects the property described on Exhibit B and Exhibit C hereto (the “Released Property”). Now therefore, Appearer hereby releases the Mortgage insofar but only insofar as the Mortgage encumbers or otherwise affects the Released Property and no further. Further, Appearer further assigns to BEEOO, without recourse or warranty, all of the Released Property.

The Clerk of Court and Recorder of Mortgages in and for the Parishes of Louisiana and the Counties of Texas as set forth on Exhibit A are hereby requested, authorized and directed to partially cancel and erase from their records the inscription of the Mortgage recorded as set forth in this act INSOFAR BUT ONLY INSOFAR AS THE MORTGAGE ENCUMBERS OR OTHERWISE AFFECTS THE RELEASED PROPERTY AND NO FURTHER.

THUS DONE AND SIGNED by Appearer in the presence of the undersigned Notary Public and competent witnesses on the     day of November, 2010, but effective as of November 23, 2010.

WITNESSES:	W&T OFFSHORE, INC.

	By:	/s/ Thomas F. Getten

Name: Thomas F. Getten
Title: Vice President and General Counsel

Printed Name:

Printed Name:

NOTARY PUBLIC

Printed Name:

Notary I.D. No.:

Commission Expires:

Exhibit A

BLACK ELK/W&T RECORDING INFORMATION – Texas

Date Filed	Document	County	Recording Information
11/3/2009	Mortgage, Deed of Trust, Collateral Assignment, Security Agreement and Financing Statement by and between BEEOO and W&T	Brazoria	Doc. No. 2009048952

11/3/2009	Mortgage, Deed of Trust, Collateral Assignment, Security Agreement and Financing Statement by and between BEEOO and W&T	Chambers	2009 49332 BK OR Vol. 1151, Pg. 606

11/3/2009	Mortgage, Deed of Trust, Collateral Assignment, Security Agreement and Financing Statement by and between BEEOO and W&T	Galveston	Doc No: 2009060704

11/3/2009	Mortgage, Deed of Trust, Collateral Assignment, Security Agreement and Financing Statement by and between BEEOO and W&T	Jefferson	Doc No. 2009041728

11/3/2009	Mortgage, Deed of Trust, Collateral Assignment, Security Agreement and Financing Statement by and between BEEOO and W&T	Matagorda	Doc No. 096602

Mortgage filed at the MMS (BOEM) in the following lease files	OCS-G 23180 OCS-G 14878 OCS-G 26558 OCS-G 2750 OCS-G 2434 OCS-G 2754 OCS-G 2757 OCS-G 3241 OCS-G 14193 OCS-G 02388 OCS-G 2391 OCS-G 2393 OCS-G 26554 OCS-G 2721 OCS-G 2722

Mortgage filed with the TX General Land Office	TX State Lease 69136 TX State Lease 69137

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BLACK ELK/W&T RECORDING INFORMATION – Louisiana

Date	Type document	Parish	Recording Information
11/3/2009	Mortgage, Deed of Trust, Collateral Assignment, Security Agreement and Financing Statement between BEEOO and W&T	Cameron	File No: 317090

11/3/2009	Mortgage, Deed of Trust, Collateral Assignment, Security Agreement and Financing Statement from BEEOO to W&T	Iberia	File No: 2009-00012934	Book 1347 Page 691

11/4/2009	Mortgage, Deed of Trust, Collateral Assignment and Security Agreement from BEEOO to W&T	Jefferson	Instrument No: 10947138	Book 4427 Folio 615

11/3/2009	Mortgage, Deed of Trust, Collateral Assignment, Security Agreement and Financing Statement from BEEOO TO W&T	Lafourche	Instrument No: 1081122	Book 1406 Page 237

11/4/2009	Mortgage, Deed of Trust, Collateral Assignment, Security Agreement and Financing Statement from BEEOO to W&T	Plaquemines	File No: 2009- 00004738	Book 1214 Page 205

11/3/2009	Mortgage, Deed of Trust, Collateral Assignment, Security Agreement and Financing Statement from BEEOO to W&T	St. Bernard	File No: 537047	Book 1577 Page 289

11/3/2009	Mortgage, Deed of Trust, Collateral Assignment, Security Agreement and Financing Statement from BEEOO to W&T	St. Mary	File No: 296820	Book 1222 Page 448

11/3/2009	Mortgage, Deed of Trust, Collateral Assignment, Security Agreement and Financing Statement from BEEOO to W&T	Terrebonne	File No: 1334787	Book 2226 Page 723

11/3/2009	Mortgage, Deed of Trust, Collateral Assignment, Security Agreement and Financing Statement between BEEOO and W&T	Vermilion	File No: 20911269

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Date	Type document	Parish	Recording Information
Mortgage filed at the MMS (BOEM) in the following lease files

OCS-G 15156

OCS-G 15158

OCS-G 0479

OCS-G 15241

OCS-G 3811

OCS-G 15242

OCS-G 0438

OCS-G 18184

OCS-G 18585

OCS-G 18586

OCS-G 18587

OCS-G 18584

OCS-G 16461

OCS-G 25033

OCS-G 18192

OCS-G 12886

OCS-G 16320

OCS-G 1216

OCS-G 14456

OCS-G 5687

OCS-G 7799

OCS-G 00072

OCS-G 00073

OCS-G 1568

OCS-G 1569

OCS-G 1261

OCS-G 1269

OCS-G 21683

OCS-G 4421

OCS-G 0487

OCS-G 0495

OCS-G 5438

OCS-G 2572

OCS-G 14427

OCS-G 13560

OCS-G 5286

OCS-G 21553

OCS-G 1874

OCS-G 1989

OCS-G 2136

OCS-G 4895

OCS-G 2934

OCS-G 4243

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Exhibit B

The Released Property is:

(a)	the Mineral Properties together with all rents, issues, profits, products and proceeds, whether now or hereafter existing or arising, from the Mineral Properties;

(b)

BEEOO’s rights in the improvements and other constructions now existing and currently located on the Mineral Properties, including without limitation the Equipment, to the extent (i) any such property should constitute or be deemed to constitute immovable property for the purposes of Louisiana law, including without limitation any buildings, platforms, structures, towers, rigs or other immovable property or component parts thereof, or (ii) any such property is otherwise susceptible of mortgage pursuant to Louisiana Civil Code Article 3286 or Louisiana Mineral Code Article 203;

(c)

BEEOO’s rights in the improvements and other constructions now existing and currently located on the Mineral Properties, including without limitation the Equipment, to the extent any such property should constitute or be deemed to constitute real property for the purposes of Texas law or any such property is otherwise susceptible of mortgage pursuant to Texas Law.

(d)	Accounts;

(e)	Hydrocarbons;

(f)	As-Extracted Collateral;

(g)	Equipment;

(h)	General Intangibles (including the Contracts);

(i)	all Proceeds and products of all or any of the properties described in clauses (a) through (h) hereof;

(j)

all present and future rents therefrom (which rents include without limitation all royalties, delay rentals, shut in payments and other payments which are rentals under Title 31 of the Louisiana Revised Statutes) and all proceeds of the Hydrocarbons (which proceeds include without limitation all payments for Hydrocarbons not yet delivered, such as those received pursuant to “take or pay” arrangements) and of the products obtained, produced or processed from or attributable to the Mineral Properties now or hereafter.

As used in this Partial Release, the following terms have the following meanings:

“Accounts” means all “accounts” (as defined in the UCC) now owned or hereafter acquired by BEEOO (including without limitation accounts resulting from the sale of Hydrocarbon at the wellhead) now or hereafter arising in connection with the sale or other disposition of any Hydrocarbons produced from the Mineral Properties, and all revenues and rights to payment relating to BEEOO’s services as operator of any Mineral Properties, and further means all rights accrued, accruing or to accrue to

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receive payments of any and every kind under all Contracts related to the Mineral Properties, including without limitation bonuses, rents and royalties which are payable out of or measured by production of any Hydrocarbons or are otherwise attributable to the Mineral Properties and all other revenues owing to BEEOO in connection with the Mineral Properties, including revenues from the treatment, transportation or storage of Hydrocarbons produced from the Mineral Properties for third parties.

“Contracts” means all contracts, operating agreements, farm out or farm in agreements, sharing agreements, limited or general partnership agreements, area of mutual interest agreements, mineral purchase agreements, contracts for the sale, exchange, transportation or processing of Hydrocarbons, rights of way, casements, surface leases, salt water disposal agreements, service contracts, permits, franchises, licenses, pooling or unitization agreements, unit designations and pooling orders now in effect or hereafter entered into by BEEOO, in each case affecting any of the Mineral Properties, Equipment or Hydrocarbons, or which are useful or appropriate in drilling for, producing, treating, handling, storing, transporting or marketing oil, gas or other minerals produced from any lands affected by the Mineral Properties.

“Equipment” means all equipment now owned or hereafter acquired by BEEOO and now or hereafter located on or used or held for use in connection with the Mineral Properties or in connection with the operation thereof or the treating, handling, storing, transporting, processing, purchasing, exchanging or marketing of Hydrocarbons from the Mineral Properties, including without limitation all wells, rigs, platforms, constructions, extraction plants, facilities, gas systems (for gathering, treating, injection and compression), water systems (for treating, disposal and injection), compressors, casing, tubing, rods, flow lines, pipelines, derricks, tanks, separators, pumps, machinery, tools and all other movable property and fixtures now or hereafter located upon and dedicated to be used (or held for use) in connection with any of the Mineral Properties, together with all additions, accessories, parts, attachments, special tools and accessions now and hereafter affixed thereto or used in connection therewith, and all replacements thereof and substitutions therefor.

“General Intangibles” means all general intangibles (as defined in the UCC) now owned or hereafter acquired by BEEOO related to the Mineral Properties, the Equipment or the Hydrocarbons, the operation of the Mineral Properties or the Equipment (whether BEEOO is operator or non operator), or the treating, handling, storing, transporting, processing, purchasing, exchanging or marketing of Hydrocarbons from the Mineral Properties, or under which the proceeds of Hydrocarbons arise or are evidenced or governed, including, without limitation: (i) all contractual rights and obligations or indebtedness owing to BEEOO (other than Accounts) from whatever source arising in connection with the sale or other disposition of any Hydrocarbons from the Mineral Properties, including all rights to payment owed or received by BEEOO pursuant to a “take or pay” provision or gas balancing arrangement; (ii) all Contracts and other general intangibles now or hereafter arising in connection with or resulting from Contracts affecting any of the Mineral Properties; (iii) all insurance proceeds and unearned insurance premiums affecting all or any part of the Released Property; and

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(iv) all things in action, rights represented by judgments, claims arising out of tort and other claims relating to the Released Property, including the right to assert and otherwise to be the plaintiff and proper party of interest to commence and prosecute such action (whether as claims, counterclaims or otherwise, and whether involving matters arising from casualty, condemnation, indemnification, negligence, strict liability, other tort, contract or in any other manner).

“Hydrocarbons” mean all oil, gas, casinghead gas, condensate, distillate, other liquid and gaseous hydrocarbons, sulfur, and all other minerals, whether similar to the foregoing or not, produced, obtained or secured from or allocable to the Mineral Properties, and any products refined, processed, recovered or obtained therefrom, including oil in tanks.

“Mineral Properties” means the undivided interests in the oil, gas and mineral leases, mineral servitudes, subleases, farmouts, royalties, overriding royalties, net profits interests, production payments, operating rights and similar mineral interests and subleases and assignments of such mineral interests described in Exhibit C attached hereto and made a part hereof.

“Proceeds” means all cash and non cash proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any of the Released Property, including without limitation all claims of BEEOO against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any of the Released Property, and any condemnation or requisition payments with respect to any of the Released Property, and including proceeds of all such proceeds, in each case whether now existing or hereafter arising.

“UCC” means the Uniform Commercial Code—Secured Transactions (Louisiana Revised Statutes 10:9-101 through 9-710) in the State of Louisiana or, as the case may be, the Uniform Commercial Code—Secured Transactions (Texas Business and Commerce Code § 9.101 through 9.709) in the State of Texas, as amended from time to time.

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Exhibit C

EAST CAMERON 345

That certain Oil and Gas Lease No. OCS-G 15156, dated effective August 1, 1995, from the United States of America, as Lessor, to Cairn Energy USA, Inc., as Lessee, covering all of Block 345, East Cameron Area, South Addition, OCS Leasing Map, Louisiana Map No. 2A, containing approximately 2,500 acres, more or less

EAST CAMERON 360

That certain Oil and Gas Lease No. OCS-G 15158, dated effective September 1, 1995, from the United States of America, as Lessor, to British-Borneo Exploration, Inc. and Ranger Oil Company, as Lessee, covering all of Block 360, East Cameron Area, South Addition, OCS Leasing Map, Louisiana Map No. 2A, containing approximately 2,500 acres, more or less

GALVESTON 352

That certain Oil and Gas Lease No. OCS-G 23180, dated effective October 1, 2001, from the United States of America, as Lessor, to Westport Resources Corporation, as Lessee, covering all of Block 352, Galveston Area, OCS Leasing Map, Texas Map No. 6, containing approximately 5,760 acres, more or less.

HIGH ISLAND A 370

That certain Oil and Gas Lease No. OCS-G 2434, dated effective August 1, 1973, from the United States of America, as Lessor, to Sun Oil Company (Delaware), as Lessee, covering all of Block A-370, High Island Area, East Addition, South Extension, Official Leasing Map, Texas Map No. 7C, containing 2,904 acres, more or less.

HIGH ISLAND A-443

That certain Oil and Gas Lease No. OCS-G 3241, dated effective September 1, 1975, from the United States of America, as Lessor, to Mobil Oil Corporation, Diamond Shamrock Corporation and Union Oil Company of California, as Lessee, covering all of Block A-443, High Island Area, South Addition, as shown on OCS Official Leasing Map, Texas Map No. 7B, containing approximately 5,760 acres, more or less.

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HIGH ISLAND A-571

That certain Oil and Gas Lease No. OCS-G 2391, dated effective August 1, 1973 from the United States of America, as Lessor, to Texas Pacific Oil Company, Inc., El Paso Natural Gas Company, and CNG Producing Company, as Lessee, covering all of Block 571-A, High Island Area, South Addition, Texas Map No. 7B, Outer Continental Shelf Leasing Map, containing approximately 5,760 acres, more or less.

HIGH ISLAND A 574

That certain Oil and Gas Lease No. OCS-G 26554, dated effective December 1, 2004, from the United States of America, as Lessor, to W & T Offshore, Inc., as Lessee, covering all of Block A 574, High Island Area, South Addition, OCS easing Map, Texas Map No. 7B, containing approximately 5,760 acres, more or less.

SOUTH PASS 86

That certain Oil and Gas Lease No. OCS-G 5687, dated effective July 1, 1983, from the United States of America, as Lessor, to Marathon Oil Company, Amerada Hess Corporation, The Louisiana Land and Exploration Company and OKC Limited Partnership, as Lessee, covering all of Block 86, South Pass Area, South and East Addition, OCS Leasing Map, Louisiana Map No. 9A, containing approximately 5,000 acres, more or less.

SOUTH TIMBALIER 184

That certain Oil and Gas Lease No. OCS-G 1568 dated effective July 1, 1967 from the United States of America, as Lessor, to Cities Service Oil Company, Atlantic Richfield Company and Continental Oil Company, as Lessee, covering all of Block 184, South Timbalier Area, Official Leasing Map La. Map No. 6, containing approximately 5,000 acres, more or less.

SOUTH TIMBALIER 185

That certain Oil and Gas Lease No. OCS-G 1569 dated effective July 1, 1967 from the United States of America, as Lessor, to Sinclair Oil & Gas Company and Skelly Oil Company, as Lessee, covering all of Block 185, South Timbalier Area, Official Leasing Map La. Map No. 6, containing approximately 5,000 acres, more or less

SOUTH TIMBALIER 190

That certain Oil and Gas Lease No. OCS-G 1261, dated effective June 1, 1962 from the United States of America, as Lessor, to California Oil Company, as Lessee, covering all of Block 190, South Timbalier Area, Official Leasing Map La Map No. 6, Outer Continental Shelf Leasing Map, Louisiana Offshore Operations, containing approximately 5,000 acres, more or less.

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SOUTH TIMBALIER 203

That certain Oil and Gas Lease No. OCS-G 1269, dated effective June 1, 1962 from the United States of America, as Lessor, to California Oil Company, as Lessee, covering all of Block 203, South Timbalier Area, Official Leasing Map La Map No. 6, Outer Continental Shelf Leasing Map, Louisiana Offshore Operations, containing approximately 5,000 acres, more or less.

SOUTH TIMBALIER 299

That certain Oil and Gas Lease No. OCS-G 21683, dated effective July 1, 2000 from the United States of America, as Lessor, to EEX Corporation, as Lessee, covering all of Block 299, South Timbalier Area, South Addition, OCS Leasing Map, Louisiana Map No. 6A, containing approximately 4,503.30 acres, more or less.

VERMILION 119

That certain Oil and Gas Lease No. OCS- 0487, dated effective February 1, 1955, from the United States of America, as Lessor, to Continental Oil Co., The Atlantic Refining Co., Tide Water Associated Oil Co. and Cities Production Corporation, as Lessee, covering all of Block 119, Vermilion Area, Official Leasing Map, La. Map No. 3, Outer Continental Shelf Leasing Map, Louisiana Offshore Operations, containing approximately 5,000 acres, more or less.

VERMILION 124

That certain Oil and Gas Lease No. OCS- 0495, dated effective February 1, 1955, from the United States of America, as Lessor, to Continental Oil Co., The Atlantic Refining Co., Tide Water Associated Oil Co. and Cities Production Corporation, as Lessee, covering all of Block 124, Vermilion Area, Official Leasing Map, La. Map No. 3, Outer Continental Shelf Leasing Map, Louisiana Offshore Operations, containing approximately 5,000 acres, more or less.

WEST CAMERON 142

That certain Oil and Gas Lease No. OCS – G 13560, dated effective July 1, 1992, from the United States of America, as Lessor, to Diamond Shamrock Offshore Partners Limited Partnership, as Lessee, covering all of Block 142, West Cameron Area, South Addition, OCS Leasing Map, Louisiana Map No. 1, containing approximately 5,000 acres, more or less.

WEST CAMERON 178

That certain Oil and Gas Lease No. OCS-G 5286, dated effective July 1, 1983, from the United States of America, as Lessor, to Exxon Corporation and Sohio Petroleum Company, as Lessees, covering all of Block 178, West Cameron Area, OCS Leasing Map, Louisiana Map No. 1, containing approximately 5,000 acres, more or less.

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WEST CAMERON 370

That certain Oil and Gas Lease No. OCS – G 21553, dated effective June 1, 2000, from the United States of America, as Lessor, to Chieftain International (U.S.) Inc. and Westport Oil and Gas Company, Inc., as Lessee, covering all of Block 370, West Cameron Area, West Addition, OCS Leasing Map, Louisiana Map No. 1A, containing approximately 5,000 acres, more or less.

102807v2

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